SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 9, 2001

Health Risk Management, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State of Other Jurisdiction of Incorporation)

0-18902	41-1407407
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Hampshire Avenue S.
Minneapolis, Minnesota  55438
(Address of Principal Executive Offices)  (Zip Code)

(952) 829-3500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Draft 8K as of 12/20/01

Item 5.  Other Events

                As previously reported, on August 7, 2001, Health Risk Management, Inc. (the “Company”), along with certain of its subsidiaries, namely HRM Claim Management, Inc., Institute for Healthcare Quality, Inc., and Health Benefit Reinsurance, Inc. (collectively, the “Subsidiaries”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Minnesota (the “Bankruptcy Court”).

                As previously reported, definitive agreements for the sale of the Company’s two remaining business units were signed on October 26, 2001.  On November 7, 2001, the Bankruptcy Court approved the sale motions so that the transactions could be completed. The two purchasers and the Company closed these transactions on November 9, 2001. Also on November 9, 2001, the Company’s obligations to US Bank, its only secured creditor, were satisfied in full. As reported previously, it is unlikely that any value or proceeds resulting from these transactions will be available to the Company’s shareholders. The Company has disposed of substantially all of its operating assets.

                As previously reported, the Commonwealth of Pennsylvania’s Department of Insurance (the “DOI”) obtained an order of rehabilitation for the Company’s HMO subsidiary, HRM Health Plans (PA), Inc. (the “Plan”) on August 1, 2001.  The DOI obtained an order of liquidation for the Plan, effective October 1, 2001.  It is unlikely that the Company will receive any proceeds from the DOI’s liquidation of the Plan.

                The Company filed a liquidating plan and disclosure statement with the U. S. Bankruptcy Court on December 5, 2001. By Order of the Court, the hearing to consider approval of the disclosure statement has been scheduled for January 23, 2002 at 2:00 p.m. in Minneapolis. A copy of the Order is found as Exhibit 99.4

                In lieu of filing Form 10-Q quarterly or Form 10-K annual reports, the Company intends to file with the SEC monthly financial information filed by it with the Bankruptcy Court.  Included as exhibits to this Form 8-K are monthly financials for September 2001, as listed in Item 7 below.  The financial statements filed with this report do not include the results of the Plan operations which, as noted above, was seized by the Pennsylvania DOI.

Item 7.	Financial Statements and Exhibits
(c)	Exhibits:
See Exhibit Index on page following Signatures

EXHIBIT INDEX

to

FORM 8-K

HEALTH RISK MANAGEMENT, INC.

Exhibit No.	Description

99.1	Consolidated Comparative Balance Sheet as of October 31, 2001, and August 6, 2001 as filed with the Bankruptcy Court

99.2	Profit and Loss Statement Quarter Three, for the month ended October 31, 2001 as filed with the Bankruptcy Court

99.3	Statement of Cash Receipts and Disbursements for the month Ending October 31, 2001 as filed with the Bankruptcy Court

99.4	Order and Notice for Hearing on Disclosure Statement

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH RISK MANAGEMENT, INC

Date: December 21, 2001
By /s/ Leland G. LeBlanc
Leland G. LeBlanc
Chief Financial Officer